SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:
|_| Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
|X| Definitive Proxy Statement
|_| Definitive Additional Materials
|_| Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                     THE MEXICO EQUITY AND INCOME FUND, INC.
                     ---------------------------------------
                (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

|X| No fee required.

|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

      (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

      (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

      (5) Total fee paid:

|_| Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by the registration statement number, or the Form or Schedule and the date of its filing.

      (1) Amount Previously Paid:

--------------------------------------------------------------------------------

      (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

      (3) Filing Party:

--------------------------------------------------------------------------------

      (4) Date Filed:

--------------------------------------------------------------------------------

                     THE MEXICO EQUITY AND INCOME FUND, INC.
                             World Financial Center
                               200 Liberty Street
                            New York, New York 10281
                                 (212) 667-5000

                                                                November 3, 1999

Dear Stockholders:

The Annual Meeting of Stockholders of The Mexico Equity and Income Fund, Inc. (the "Fund") will be held at 11:00 A.M. on Friday, December 3, 1999, at the offices of CIBC World Markets Corp., 200 Liberty Street, 39th Floor, New York, New York 10281. A Notice and Proxy Statement regarding the meeting, white proxy card for your vote at the meeting, and postage prepaid envelope in which to return your proxy are enclosed. It is very important that you read the enclosed materials carefully, fill out the enclosed white proxy card and return it to us at your earliest convenience.

At the Annual Meeting, the stockholders will:

      1.    elect one Class III director; and

      2. consider the ratification of the selection of PricewaterhouseCoopers LLP as independent accountants.

The Board of Directors strongly recommends that you vote for Proposals 1 and 2.

In addition, a stockholder of the Fund has informed the Fund that he intends to solicit proxies for several proposals. The Board of Directors unanimously believes that the stockholder proposals are not in the best interests of stockholders.

The enclosed Proxy Statement under "Other Matters" contains the reasons why the Fund believes that the stockholder proposals are not in the best interests of stockholders. In particular, the Fund has recently adopted an aggressive program designed to reduce the discount at which the Fund's shares trade. Please see page 7 of the Proxy Statement for a discussion of this program.

The persons named in the enclosed proxy retain discretion to vote in their best judgment on the stockholder proposals discussed under "Other Matters" in the Proxy Statement for all proxies submitted to the Fund. It is the current intention of these persons to exercise that discretion and vote against each of the stockholder proposals.

                                        Respectfully,

                                        Alan H. Rappaport
                                        Chairman of the Board

              WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING,
            PLEASE SIGN, DATE AND MAIL THE ENCLOSED WHITE PROXY CARD
        AS SOON AS POSSIBLE. IF YOU HAVE ALREADY RETURNED THE PROXY CARD
          SENT TO YOU BY THE STOCKHOLDER, YOU MAY REVOKE THAT PROXY BY
           RETURNING A LATER DATED WHITE PROXY CARD WHICH IS ENCLOSED.
          YOUR VOTE IS VERY IMPORTANT. THANK YOU FOR YOUR COOPERATION.

                     THE MEXICO EQUITY AND INCOME FUND, INC.

                  NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS

                         To Be Held on December 3, 1999

To the Stockholders of
The Mexico Equity and Income Fund, Inc.:

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of The Mexico Equity and Income Fund, Inc. (the "Fund") will be held at the offices of CIBC World Markets Corp., 200 Liberty Street, 39th Floor, New York, New York 10281, on Friday, December 3, 1999 at 11:00 A.M., New York time, for the following purposes:

      1. To elect one Class III director to serve for a term expiring on the date on which the Annual Meeting of Stockholders is held in 2002.

      2. To ratify or reject the selection of PricewaterhouseCoopers LLP as independent accountants of the Fund for its fiscal year ending July 31, 2000.

The Board of Directors strongly recommends that you vote for Proposals 1 and 2.

In addition, a stockholder of the Fund has informed the Fund that he intends to solicit proxies for several proposals. The Board of Directors unanimously believes that the stockholder proposals are not in the best interests of stockholders.

      The enclosed Proxy Statement under "Other Matters" contains the reasons why the Fund believes that the stockholder proposals are not in the best interests of stockholders. In particular, the Fund has recently adopted an aggressive program designed to reduce the discount at which the Fund's shares trade. Please see page 7 of the Proxy Statement for a discussion of this program.

      The persons named in the enclosed proxy retain discretion to vote in their best judgment on the stockholder proposals discussed under "Other Matters" in the Proxy Statement for all proxies submitted to the Fund. It is the current intention of these persons to exercise that discretion and vote against each of the stockholder proposals.

      The Board of Directors has fixed the close of business on November 1, 1999 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting or any adjournments thereof.

      You are cordially invited to attend the meeting. Stockholders who do not expect to attend the meeting in person are requested to complete, date and sign the enclosed white proxy card and return it promptly in the envelope provided for that purpose. If you have already returned the proxy card sent to you by the stockholder, you may revoke that proxy by returning a later dated white proxy card. You may nevertheless vote in person at the meeting if you choose to attend. The enclosed proxy is being solicited by the Board of Directors of the Fund.

                                        By order of the Board of Directors,

                                        Bryan McKigney
                                        President and Secretary

November 3, 1999

                     THE MEXICO EQUITY AND INCOME FUND, INC.

                             World Financial Center
                               200 Liberty Street
                            New York, New York 10281

                                 PROXY STATEMENT

                                  INTRODUCTION

      This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of THE MEXICO EQUITY AND INCOME FUND, INC. (the "Fund"), for use at the Annual Meeting of Stockholders, to be held at the offices of CIBC World Markets Corp., 200 Liberty Street, 39th Floor, New York, New York 10281, on Friday, December 3, 1999 at 11:00 A.M., New York time, and at any adjournments thereof.

      This Proxy Statement and the enclosed white proxy card are being mailed to stockholders on or about November 3, 1999. Any stockholder giving a proxy has the power to revoke it before its exercise, by voting in person at the meeting, by executing a superseding proxy or by submitting a notice of revocation to the Fund (addressed to The Mexico Equity and Income Fund, Inc., World Financial Center, 200 Liberty Street, New York, New York 10281). All properly executed proxies received in time for the meeting will be voted as specified in the proxy or, if no specification is made, for Proposals No. 1 and No. 2 and against the stockholder proposals referred to in this Proxy Statement.

      If a properly executed proxy is returned accompanied by instructions to withhold authority to vote (an abstention) or represents a broker "non-vote" (that is, a proxy from a broker or nominee indicating that such person has not received instructions from the beneficial owner or other person entitled to vote shares on a particular matter with respect to which the broker or nominee does not have a discretionary power to vote), the shares represented thereby, with respect to matters to be determined by a plurality or specified majority of the votes cast on such matters (i.e., Proposals No. 1 and No. 2), will be considered present for purposes of determining the existence of a quorum for the transaction of business but, not being cast, will have no effect on the outcome of such matters. With respect to any proposal, the adoption of which requires the affirmative vote of a specified proportion of Fund shares, an abstention or broker non-vote will be considered present for purposes of determining the existence of a quorum but will have the effect of a vote against the matter. The holders of a majority of the Fund's common stock entitled to vote at the Meeting, present in person or by proxy, constitutes a quorum for the transaction of business at the Meeting.

      On September 29, 1999, the Fund sent a copy of its annual report for its fiscal year ended July 31, 1999 to each stockholder of the Fund. The Fund will furnish without charge, an additional copy of its annual report to any stockholder requesting such report. Requests for a copy of the Fund's annual report should be made by writing to The Mexico Equity and Income Fund, Inc., c/o CIBC World Markets Corp., 200 Liberty Street, New York, New York 10281 or by calling (800) 421-4777 or (212) 667-7000.

      The Board of Directors has fixed the close of business on November 1, 1999 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting and at any adjournments thereof. Stockholders on the record date will be entitled to one vote for each share held, with no shares having cumulative voting rights. As of the record date, the Fund had outstanding 11,000,194 shares of common stock.

      To the knowledge of the Fund's management, no person owns beneficially more than 5% of the Fund's outstanding shares except for the persons set forth in the following table.

                                                Shares         Percent of
                                             Beneficially        Shares
5% Stockholders                                Owned(1)      Outstanding(2)
---------------                               ---------      -------------
Mira L.P.                                    2,264,280(3)        20.584%
One Chase Manhattan Plaza - 42nd Floor
New York, NY 10005

----------
(1) Beneficial share ownership is determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934. Accordingly, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares the power to vote such security or the power to dispose of such security.
(2) Percentages are calculated on the basis of 11,000,194 shares of stock outstanding as of November 1, 1999.
(3) The above information is based on a Schedule 13G filed October 4, 1999, which indicates that Mira L.P. has sole voting and dispositive power with respect to all 2,264,280 shares.

      Management of the Fund knows of no business other than that mentioned in Proposals 1 and 2 of the Notice of the Annual Meeting and the stockholder proposals which will be presented for consideration at the meeting. If any other matter is properly presented, it is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment.

      The Board of Directors unanimously recommends that stockholders vote in favor of Proposals 1 and 2 and against the stockholder proposals. The persons named in the enclosed proxy retain discretion to vote in their best judgment on the stockholder proposals discussed under "Other Matters" in this Proxy Statement for all proxies submitted to the Fund. It is the current intention of these persons to exercise that discretion and vote against each of the stockholder proposals.

                                 PROPOSAL NO. 1:

                              ELECTION OF DIRECTORS

      Persons named in the accompanying form of proxy intend, in the absence of contrary instructions, to vote all proxies for the election of the nominee listed below as a director of the Fund:

                                    Class III

                                 Dr. Luis Rubio

to serve for a term expiring on the date of the Annual Meeting of Stockholders to be held in 2002, or until his successor is elected and qualified. If such nominee should be unable to serve due to any event not now anticipated, the proxies will be voted for such person, if any, as shall be designated by the Board of Directors to replace such nominee. The election of a director will require the affirmative vote of a plurality of the votes cast at the meeting. For this purpose, abstentions and broker non-votes will be considered present for purposes of determining the existence of a quorum for the transaction of business but, not being cast, will have no effect on the outcome of this matter.

Information Concerning Nominee, Members of the Board of Directors and Officers of the Fund

The following table sets forth information concerning the nominee as a director of the Fund, each of the Fund's current directors and each of the Fund's officers. The nominee is now a director of the Fund.


                                                                                                    Shares
                                                                                                    Beneficially
Name, Address and Age         Principal Occupation or Employment                                    Owned
of Nominee, Director or       During Past Five Years and Directorships          Position with       September             Percent of
     Officer                  in Publicly Held Companies                        the Fund            24, 1999(1)             Class
-----------------------       ----------------------------------------          -------------       ------------          ----------
* Alan H. Rappaport(46)       Head of Asset Management Division and Managing    Director and        14,371                   (2)
World Financial Center        Director of CIBC World Markets Corp. (formerly    Chairman
200 Liberty Street            CIBC Oppenheimer Corp.) (since 1997); Member of   of the
New York, New York            U.S. Management Committee of CIBC World Markets   Board since 1995
10281                         Corp. (since February 1998); Director and
                              President of Advantage Advisers, Inc. (since
                              June 1993); Executive Vice President of
                              Oppenheimer & Co., Inc. (1994-1997); Executive
                              Vice President, Advantage Advisers, Inc.
                              (1990-1993); Chairman of the Board and Director
                              of The Asia Tigers Fund, Inc. and The India
                              Fund, Inc.; Member, New York Stock Exchange
                              Advisory Committee on International Capital
                              Markets.

Carroll W. Brewster (63)      Executive Director, Hole in the Wall Gang Fund,   Director            None                     --
126 Lounsbury Road            Inc. (not-for-profit charitable organization)     since 1991
Ridgefield,                   (1991-1998); President, Hobart & William Smith
Connecticut                   Colleges (1982-1991).
06877

Sol Gittleman (65)            Senior Vice President and Provost, Tufts          Director            None                     --
Ballou Hall                   University; Independent Individual General        since 1990
Tufts University              Partner, Augusta Partners, L.P.; Director, Troon
Medford,                      Partners, L.P.
Massachusetts
02155

Dr. Luis Rubio (44)           President, Centro de Investigacion para el        Director            1,000                    (2)
Jaime Balme No. 11            Desarrollo A.C. (Center of Research for           since 1990
Edificio D, Piso 2            Development); Director, Banco Nacional de Mexico
Polanco Los Morales           S.A. (1991-1992); Independent Individual General
11510 Mexico                  Partner, Augusta Partners, L.P.; Director,
                              Central European Fund; Director, Troon
                              Partners, L.P.

**Bryan McKigney (41)         Executive Director, CIBC World Markets Corp.      President           None                     --
World Financial Center        (Since 1993); Vice President and Division         and
200 Liberty Street            Executive, Head of Derivative Operations, Chase   Secretary
New York, New York            Manhattan Bank (1986-1993); Assistant Vice        since 1999
10281                         President, Securities and Commodity Operations,
                              Chase Manhattan Bank (1981-1985).

Alan A. Kaye (47)             Executive Director of CIBC since 1995; Vice       Treasurer           None                     --
World Financial Center        President, Oppenheimer & Co., Inc. (1986-1994);   since 1999
200 Liberty Street            Treasurer of Asia Tigers Fund, Inc. and The
New York, New York            India Fund, Inc.
10281

Richard Mayell (44)           Managing Director of CIBC, Vice President and     Vice President      None                     --
World Financial Center        Chief Investment Officer of Oppenheimer           since 1999
200 Liberty Street            Investment Advisers; Director and Managing
New York, New York            Director, Advantage Advisers, Inc. (since 1999);
10281                         Vice President and Assistant Secretary of The
                              India Fund, Inc.  and The Asia Tigers
                              Fund, Inc.

All directors and             --                                                --                  15,371                   (2)
officers as a group

(1) The information as to beneficial ownership is based on statements furnished to the Fund by the directors and officers or based on filings made with the U.S. Securities and Exchange Commission.
(2)   Less than 1%.
* Director so noted is deemed to be an "interested person" (as defined in the Investment Company Act of 1940, as amended) of the Fund and of the Fund's U.S. Co-Adviser, Advantage Advisers, Inc. Mr. Rappaport is an interested person because of his affiliation with CIBC World Markets Corp., the parent company of the Fund's U.S. Co-Adviser.

** Effective October 18, 1999, Robert Blum resigned as President and Secretary of the Fund and Bryan McKigney was elected President and Secretary of the Fund by the Board of Directors.

      The Fund's Board of Directors held four regular meetings and one special meeting during the fiscal year ended July 31, 1999. Each director attended at least seventy-five percent of the aggregate number of meetings of the Board and any committee on which he served. The Fund's Board of Directors has an Audit Committee which is responsible for reviewing financial and accounting matters. The current members of the Audit Committee are Messrs. Gittleman and Brewster and Dr. Rubio. The Audit Committee met twice during the fiscal year ended July 31, 1999.

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Fund's officers and directors, and persons who own more than ten percent of a registered class of the Fund's equity securities, to file reports of ownership and changes in ownership with the U.S. Securities and Exchange Commission (the "SEC") and the New York Stock Exchange, Inc. (the "NYSE"). The Fund believes that during the fiscal year ended July 31, 1999 its officers and directors complied with all filing requirements applicable to them.

Transactions with and Remuneration of Officers and Directors

      The aggregate remuneration paid to directors not affiliated with Acci Worldwide, S.A. de C.V., the Fund's Mexican Adviser ("Acci"), or Advantage Advisers, Inc., the Fund's U.S. Co-Adviser ("Advantage"), was approximately U.S.$22,050 during the fiscal year ended July 31, 1999, and, for that period, the aggregate amount of expenses reimbursed by the Fund for directors' attendance at directors' meetings was U.S.$8,375. The Fund pays each non-affiliated director an annual fee of U.S.$5,000 plus U.S.$700 for each directors' meeting and committee meeting attended in person and $100 for each meeting attended by means of a telephonic conference. The officers and interested directors of the Fund received no compensation from the Fund.

      The following table sets forth the aggregate compensation paid by the Fund to each director during the fiscal year ended July 31, 1999, as well as the total compensation paid to each director of the Fund by the Fund and other funds advised by Acci or Advantage or their affiliates (collectively, the "Fund Complex").

                                           Pension or
                                           Retirement                   Total
                                            Benefits    Estimated   Compensation
                                           Accrued As     Annual   From Fund and
                             Aggregate      Part of      Benefits   Fund Complex
                            Compensation     Fund          Upon       Paid to
Name of Person, Position     From Fund     Expenses     Retirement   Directors
------------------------     ---------     --------     ----------   ---------

Alan H. Rappaport,
Director (1)..............      $0             $0         $0             $0
Carroll W. Brewster,
Director..................    $7,350           $0         $0           $7,350
Sol Gittleman, Director...    $7,350           $0         $0          $21,750
Dr. Luis Rubio, Director..    $7,350           $0         $0          $22,950

----------
(1) Mr. Rappaport, who is considered an "interested person" of the Fund, did not receive any compensation from the Fund for his service as director.

The Board of Directors unanimously recommends that stockholders vote in favor of Proposal No. 1.

                                 PROPOSAL NO. 2:

        RATIFICATION OR REJECTION OF SELECTION OF INDEPENDENT ACCOUNTANTS

      At a meeting held on June 11, 1999, the Board of Directors of the Fund, including a majority of the directors who are not "interested persons" of the Fund, as defined in the Investment Company Act of 1940, as amended (the "1940 Act"), recommended the selection of PricewaterhouseCoopers LLP to act as independent accountants for the Fund for the fiscal year ending July 31, 2000.

      The Fund's financial statements for the fiscal year ended July 31, 1999 were audited by PricewaterhouseCoopers LLP. In connection with its audit services, PricewaterhouseCoopers LLP reviewed the financial statements included in the Fund's annual report to stockholders and its filings with the SEC.

      The selection of independent auditors is subject to the ratification or rejection of the stockholders of the Fund at the meeting. Ratification of the selection of independent accountants will require the affirmative vote of a majority of the votes cast at the meeting. For this purpose, abstentions and broker non-votes will be considered present for purposes of determining the existence of a quorum for the transaction of business but, not being cast, will have no effect on the outcome of this matter.

      The Board of Directors unanimously recommends that stockholders vote in favor of Proposal No. 2.

                                  OTHER MATTERS

Stockholder Proposals

      A stockholder of the Fund (the "Proponent") has informed the Fund that he intends to introduce at the Annual Meeting of Stockholders the following proposals:

      1. Within 30 days of approval of this proposal, Advantage and Acci (the "Investment Advisers") shall present to the Board of Directors a proposal designed to afford stockholders an opportunity to promptly realize net asset value ("NAV") for all their shares.

      2. If (a) Proposal No. 1 is approved and (b) within 30 days of such approval the Investment Advisers fail to present to the Board of Directors a plan designed to afford stockholders an opportunity to promptly realize NAV for all their shares, the Fund's investment advisory agreements with the Investment Advisers shall be terminated as soon as permissible.

      3. If (a) the Board of Directors opposes Proposal No. 1 and (b) Proposal No. 1 is approved, the following Bylaw shall be adopted:
            "All compensation earned by the directors shall be held in escrow and not paid to them until the stockholders are able to realize NAV for all their shares. This Bylaw may only be altered or repealed by the stockholders."

      4. The following Bylaw shall be adopted: "The expenses incurred by the Fund related to any contested meeting of stockholders shall be limited to those legally required to achieve a quorum and to allow stockholders to cast an informed vote on all matters to be presented at such meeting. This Bylaw may only be altered or repealed by the stockholders."

The Proponent also is nominating himself for election as a director of the Fund.

--------------------------------------------------------------------------------
    Your Board of Directors believes that these proposals are not in the best interests of stockholders. The persons named in the enclosed proxy retain discretion to vote in their best judgment on the stockholder proposals for all proxies submitted to the Fund. It is the current intention of these persons to exercise that discretion and vote against each of the stockholder proposals.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

The Fund has Addressed the Proponent's Concerns by Adopting a Program to Reduce the Discount

      The Proponent indicates that his proposals are designed to afford shareholders an opportunity to realize NAV for their shares, thereby addressing the discount at which the Fund's shares trade. The Fund, pursuant to the direction of the Board of Directors, has, however, already undertaken significant actions designed to reduce the Fund's discount. On March 5, 1999, the Fund's Board of Directors approved a tender offer for up to 10% of each stockholder's shares at a price representing a discount of 10% to NAV and approved a share repurchase program for up to 10% of the Fund's outstanding shares. The Fund accepted for tender the 463,179 shares validly tendered pursuant to the tender offer. As of September 30, 1999, the Fund had repurchased 240,800 shares pursuant to the share repurchase program. Since March 1999, the Fund's shares have traded at a discount which is substantially smaller than that of the Fund's most comparable fund.

      In addition, at a meeting held on October 11, 1999, the Board of Directors approved a new share repurchase and tender offer program designed to reduce the discount and enhance stockholder value. Pursuant to this program, the Fund commenced on October 11, 1999 a two phase share repurchase program for up to 2,800,000 shares of common stock of the Fund. The Fund will purchase such shares in the open market at times and prices determined by management of the Fund to be in the best interests of stockholders of the Fund. For example, the Fund would not purchase shares if the market price represents a discount to NAV of 10% or less. On April 15, 2000 (six months following the commencement of the first phase of the new share repurchase program), to the extent the Fund has not yet repurchased 1,400,000 shares (or one-half of 2,800,000), the Fund will commence a tender offer to purchase the balance of the 1,400,000 shares not yet purchased in the open market. For example, if the Fund repurchases 1,000,000 shares in the open market by April 15, 2000, the Fund will announce a tender offer for 400,000 shares (1,400,000 - 1,000,000 = 400,000). The tender offer will not be necessary and will not be conducted if all 1,400,000 shares are repurchased in the open market, if the Fund's shares are trading at a discount to NAV equal to or less than 10%, or if the tender offer will only be for a de minimis number of shares. It is anticipated that the tender offer will be conducted at a price equal to 90% of the Fund's NAV per share, less a fee to assist in defraying the costs of the tender.

      Following the completion of this April 15, 2000 tender offer, the Fund will commence the second phase of the share repurchase program for up to 1,400,000 shares of the Fund's common stock and, if necessary, subsequent tender offer as described in the preceding paragraph. By November/December 2000 (six months following the commencement of the second phase), it is anticipated that the Fund will have repurchased up to 2,800,000 shares of the Fund's common stock in aggregate pursuant to the new share repurchase and tender offer program.

      For the four-week period following the conclusion of this program (which is expected to be November/December 2000), if the average discount at which shares of the Fund trade from the Fund's NAV is in excess of 12.5%, the Board of Directors intends to submit to the stockholders of the Fund for their consideration at a stockholders meeting of the Fund the question of liquidation of the Fund.

      The Board of Directors believes that these actions represent a comprehensive, creative and aggressive program to reduce the Fund's discount. The Board believes that these actions also represent the most effective method of attempting to reduce the discount while limiting expenses. Accordingly, the Board has concluded that these actions are in the best interest of the stockholders of the Fund because this program addresses the discount while allowing the Fund to continue to pursue its investment objective. Thus, the Board believes that Stockholder Proposal No. 1 is unnecessary, since the Fund is already taking aggressive action to reduce the Fund's discount.

--------------------------------------------------------------------------------

Statements in Opposition to the Stockholder Proposals

The Concerns Reflected in Mr. Goldstein's Proposals Have Been Addressed

      The Board of Directors of the Fund believes that the concerns reflected in Mr. Goldstein's proposals have been addressed by the aggressive discount reduction program adopted by the Fund and discussed above. Your Board of Directors believes that the Fund's program discussed above is in the best interests of stockholders and maintains the integrity of the Fund's investment process. Your Board of Directors has been considering alternatives to reduce the discount long before Mr. Goldstein's recent interest in the Fund.

Adverse Consequences of Mr. Goldstein's Proposals

      Furthermore, the Board of Directors believes that the ultimate design of Mr. Goldstein is fundamentally inconsistent with the best interests of stockholders of the Fund. Mr. Goldstein's actions may serve the interests of certain arbitrageurs, but do not serve the interests of all stockholders.

      Your Board of Directors considers that Mr. Goldstein's proposals are, in fact, coercive measures ultimately intended to force the Board to take one or more of three possible actions: convert the Fund into an open-end fund; conduct a large scale tender offer for up to all of its shares; or liquidate the Fund. In the Board's view, any of these alternatives would be fundamentally inconsistent with the best interests of stockholders of the Fund. Each of the alternatives would disrupt the Fund's investment process, which to date has had long term success; would impose costs and burdens on those stockholders who wish to remain investors in the Fund and possibly on all stockholders; and ultimately would be likely to necessitate liquidation of the Fund.

      The Fund was organized to provide investors a vehicle for capital appreciation and current income through investment in equity and convertible and other debt securities issued by Mexican companies. The Board continues to believe that our stockholders derive many benefits from the Fund's closed-end structure and that these benefits would be lost if the Fund were to open-end or to conduct a large tender offer for its shares. The closed-end structure allows the Fund to maintain a stable pool of assets, without the need to keep assets in low-yielding cash or to liquidate assets, sometimes at inopportune times, to meet redemption requests. This allows the Fund to buy more illiquid holdings which can and have benefited the Fund's performance. The Fund believes that the closed-end structure is especially well suited as the structure, by investing primarily in the stocks of a single country, frees the Fund to concentrate on optimizing stock selection.

      Furthermore, the Board of Directors is concerned about the impact of open-ending or a large scale tender offer on the Fund's expenses. These actions are likely to lead to a higher expense ratio because fixed expenses would be spread across a smaller asset base. The Board of Directors believes that by conducting a tender offer and share repurchase program for up to 25% of the Fund's outstanding shares, the Fund is able to maintain a viable fund size while still adhering to the Fund's fundamental investment objectives.

      The Board of Directors feels that open-ending the Fund would be detrimental to shareholder value. In the event of significant cash redemptions, the Fund would need to hold a substantial portion of its assets in short-term cash reserves. This is harmful to stockholder returns because over time equity investments produce greater results which far exceed the returns of short-term money market investments (cash equivalents).

      Further, the sale of securities to enable the Fund to produce cash and meet redemption requests of stockholders or to repurchase shares in a large scale tender offer would result in the Fund realizing any capital gains inherent in the securities sold. These capital gains would have to be distributed, at least in part, to stockholders who choose not to redeem or to tender their shares. As a result, non-redeeming or non-tendering stockholders would receive capital gains distributions and be obliged to pay taxes in order to enable other stockholders to redeem or tender their Fund shares. Your Directors do not believe stockholders of a closed-end fund who choose to remain in the Fund should be subjected to tax in order to accommodate the interests of those short-term stockholders who redeem or tender their shares.

      Moreover, the need for the Fund to sell a large portion of its portfolio in anticipation of significant redemptions if the Fund became open-ended, or to repurchase a significant number of shares in a large scale tender offer, is likely to depress the prices of the securities the Fund will be selling; thereby reducing its NAV to the detriment of all stockholders.

      In addition, a September 1998 study by CDA Wiesenberger of closed-end funds that converted to an open-end structure noted that selling pressure caused by redemptions following open-ending has had a detrimental effect on the funds and on remaining investors because of the following:

      -     Net assets plunged due to large redemptions
      -     Portfolio holdings were liquidated to meet redemptions
      -     Funds realized significant capital gains
      -     Expense ratios increased due to reduction in total assets
      -     Investment styles were altered

      The CDA Wiesenberger study concluded:

            "When closed-end funds convert to open-end funds, long-term investors lose the benefits they sought and may incur significant expenses. Based on the data examined in this study, conversion from closed-end to open-end structure is generally not in the best interest of shareholders in the fund."(1)

      This study supports the conclusion of the Fund's directors that, although open-ending may enable opportunists to realize some degree of short-term gains, it would also disadvantage long-term investors seeking to invest in the Mexican market.

Material Information Relating to Mr. Goldstein's Contacts with the Fund

      Stockholders of the Fund should also be aware of certain discussions between the Proponent, Mr. Goldstein, and management of the Fund during the past year. The Fund is providing this information to all stockholders of the Fund because it is material information stockholders should know in making an informed decision as to how to vote on the Proponent's Proposals. Stockholders of the Fund should make their own conclusions as to the Proponent's interests with respect to these matters and what bearing the following information has on the merits of the Proponent's Proposals.

      In June 1999, Mr. Goldstein proposed to management of the Fund that if the Fund would sign a non-disclosure agreement, he would present to the Fund a unique method to reduce the Fund's discount. It was management's understanding from the meeting that Mr. Goldstein's position was that if the Fund utilized his method of reducing the discount - and it was successful - he expected to be paid some form of consideration.

----------

(1)   Study by Weisenberger Thomson Financial, September 1998.

      The Board of Directors has consistently considered options designed to reduce the discount at which the Fund's shares have traded. Management of the Fund determined that it should continue to consider any available options. Thus, the Fund met with Mr. Goldstein and entered into a non-disclosure agreement with Mr. Goldstein. Mr. Goldstein then presented his plan to management. The Board of Directors considered Mr. Goldstein's plan, but determined that it was not in the best interests of all stockholders of the Fund. The Board thus rejected Mr. Goldstein's plan. In September 1999, Mr. Goldstein and management of the Fund met again to discuss various other options to be considered by management of the Fund, including the Fund's program discussed above.

      The Proponent's address and the number of shares he owns will be furnished by the Secretary of the Fund upon request.

Statement in Opposition to Stockholder Proposal No. 1

      The Board of Directors strongly believes that this proposal that the Investment Advisers submit a proposal designed to afford stockholders an opportunity to promptly realize net asset value for all their shares is not in the best interests of the stockholders. As discussed above, the Fund has already undertaken an aggressive program designed to reduce the Fund's discount.

      Furthermore, as discussed above, there are numerous adverse consequences associated with this proposal. Your Board of Directors continues to be concerned about the market wide phenomenon of discounts and will continue to consider different options designed to reduce the Fund's discount. The Board will, however, only take actions it believes will be effective and in the best interests of stockholders. Stockholder Proposal No. 1 is not in the best interests of all stockholders of the Fund.

      Stockholder Proposal No. 1 is subject to the ratification or rejection of the stockholders of the Fund at the meeting. Stockholder Proposal No. 1 will require the affirmative vote of a majority of the votes cast at the meeting. For this purpose, abstentions and broker non-votes will be considered present for purposes of determining the existence of a quorum for the transaction of business but, not being cast, will have no effect on the outcome of this matter.

      The directors unanimously agree that this proposal is not in the best interests of the stockholders of the Fund. The persons named in the enclosed proxy retain discretion to vote in their best judgment on this proposal for all proxies submitted to the Fund. It is the current intention of these persons to exercise that discretion and vote against Stockholder Proposal No. 1.

Statement in Opposition to Stockholder Proposal No. 2

      Your Board of Directors strongly believes that the proposal to terminate the Investment Advisory Agreements (as defined below) with Advantage and Acci (together, the "Investment Advisers") is not in the best interests of the stockholders. The Board firmly believes that Advantage and Acci have performed exceptionally well under difficult circumstances.

      Your Board of Directors unanimously approved the continuation of the Investment Advisory Agreements with Advantage and Acci at a meeting held on June 11, 1999. The Directors considered and evaluated a great deal of information in making this determination. Such information included descriptions of the Investment Advisers' businesses, operations and investment philosophies, financial information, profitability to the Investment Advisers of the Investment Advisory Agreements, a comparison of the Fund's performance to other Mexico closed-end funds and the Mexican market, financial information relating to the Fund, and comparative advisory fees and expense ratios.

----------

(2)   Source: Lipper Analytical Services, Inc.

(3)   Source: Lipper Analytical Services, Inc.

(4)   Source: Grupo Financiero Banamex Accival, S.A. de C.V.

(5) In accordance with industry practice, the Fund calculates its net asset value after the close of the market in Mexico on Thursday and publishes its NAV on Friday.

(6) The volatility of the Mexican Bolsa is calculated based on standard deviations of monthly returns on a U.S. dollar basis. The information necessary to calculate the standard deviation of weekly returns of the Mexican Bolsa on a U.S. dollar basis is not readily available.

      After full consideration, the directors unanimously approved the continuation of the Investment Advisory Agreements with the Investment Advisers. Your Board of Directors believes that terminating the agreements is not in the best interests of the stockholders and would substantially impair the ability of the Fund to continue to deliver superior results.

      A. The Fund has outperformed The Mexico Fund, Inc. for the five year period ended June 30, 1999.

      The Fund was created in August 1990 to have a broad exposure to the Mexican market using a balanced approach. This reflected the Fund's fundamental objective and policy of seeking high total return through capital appreciation and current income through investment in equity and convertible and other debt securities issued by Mexican companies. Consistent with this objective, the Fund has, since its inception, maintained an average exposure to fixed income securities at a level greater than 20%.

      As a result of the Investment Advisers' successful execution of this policy, the Fund has outperformed The Mexico Fund, Inc. ("MXF") (the other U.S. listed closed-end Mexico fund) and the Mexican Bolsa Index (a Mexican equity only index) for the five year period ended June 30, 1999. The Fund has experienced solid performance since its inception due to the Investment Advisers' portfolio management abilities and efforts to enhance stockholder value.

      On a five-year basis as of June 30, 1999, the Fund's U.S. dollar NAV, on average appreciated 1.36% annually.(2) By comparison, over the same period, on average the NAV of MXF depreciated 1.90% annually, and the Mexican Bolsa Index depreciated, on a U.S. dollar basis, 1.4% annually.(3)

      The Fund has achieved this strong relative performance with lower volatility than MXF and the Mexican Bolsa Index. Using volatilities calculated based upon standard deviations of weekly returns on a U.S. dollar basis, the Fund is ranked less volatile than MXF. From the Fund's inception through June 30, 1999, the NAV volatility of the Fund was approximately 30%.(5) For the same period, MXF experienced NAV volatility of approximately 35%, and the Mexican Bolsa Index experienced volatility in excess of 40%.(6) For the same period, the Fund's market price volatility was also less than MXF and the Mexican Bolsa.

      The Board of Directors realizes that the Fund underperformed relative to the Mexican Bolsa Index for the Fund's fiscal year ended July 31, 1999. The Fund's NAV declined 0.66% during the fiscal year ended July 31, 1999 while the Mexican Bolsa Index grew 17.7%. The Fund's underperformance was the result of a shareholder distributions and investment limitations.

      One of the major factors contributing to the Fund's underperformance was the approximate U.S.$11 million sale of portfolio securities (approximately 15% of the Fund's assets) to meet the shareholder distribution on January 15, 1999. This sale of assets was made during a period when the Mexican market was experiencing extraordinary volatility. The Mexican Bolsa Index fluctuated 30% (in dollar terms) during the month of January, closing the month with a loss of 2.6%. The Bolsa Index then rebounded 63% (in dollar terms) from its lowest level in January 1999 to the end of March 1999.(7)

      In addition, the Fund's underperformance is attributable to the 51%(8) gain in the price of Telefonos de Mexico, S.A. de C.V. ("Telmex") during the Fund's fiscal year. Telmex had a 25.8% weighting in the Mexican Bolsa Index, and thus, the index's performance represented the performance of Telmex to a greater degree than that of the Fund.(9) The Board of Directors understands, however, that this

----------

(7)   Source: Groupo Financiero Banamex Accival, S.A. de C.V.

(8)   Source: Groupo Financiero Banamex Accival, S.A. de C.V.

(9)   Source: Groupo Financiero Banamex Accival, S.A. de C.V.

is the result of the Fund's risk control policies which limit the Fund's exposure to any one security.

      The Fund's fixed income exposure during the Fund's fiscal year was greater than 15%. The Fund's adherence to maintaining a significant fixed income exposure has enhanced the Fund's performance during volatile market cycles. This fixed income exposure, however, limited the Fund's potential for growth during the recent period when the Mexican Bolsa Index increased. Furthermore, it is important to note that the Mexican Bolsa Index is an equity only benchmark and has no fixed income securities. Also, in January 1999, the Fund sold equities in order to rebuild the Fund's fixed income exposure. This was considered to be a prudent move during a difficult period, but at the same time, it contributed significantly to the Fund's underperformance.

      The Fund's directors find no objective basis for terminating the Investment Advisory Agreements because of poor or unimpressive performance. On the contrary, the Fund's directors are pleased with the Fund's overall performance over the five year period and see no basis for changing the Fund's Investment Advisers.

      B. The Board of Directors and the Investment Advisers have been and continue to be committed to enhancing stockholder value.

      The Board of Directors and the Investment Advisers have continuously sought to enhance stockholder value by achieving superior performance results and making high dividend payments to stockholders. The Investment Advisers' fees are based upon the Fund's NAV. Thus, the Investment Advisers' incentive is to enhance stockholder value through strong performance. As illustrated above, the Fund has achieved this strong performance, outperforming MXF and the Mexican Bolsa Index for the five year period ended June 30, 1999. This achievement has enhanced stockholder value.

      Furthermore, the Fund has been committed to enhancing stockholder value through high dividend payments. The Fund has been managed to generate high income consistent with its investment objectives. The Fund has distributed an aggregate of $138.4 million in cash dividends since its inception, and over U.S.$50 million since January 1998.

      C. Termination of the Investment Advisory Agreements could result in substantial costs and uncertainty.

      Your directors also strongly believe that this proposal is not in the best interests of the stockholders because terminating the Investment Advisory Agreements will be costly and will pose considerable uncertainties for the Fund. If the stockholder proposal is adopted, the directors will have to make new investment advisory arrangements which would then have to be approved by a majority of stockholders. The Fund's investment process would be disrupted considerably by this process. Given the current volatility in the Mexican markets, this disruption raises even greater risks for the Fund.

      Moreover, termination of the Investment Advisory Agreements would be costly. The directors believe that the difficulty of finding and retaining a new adviser with comparable experience in the Mexican market, the costs of negotiating acceptable advisory arrangements with a new adviser and the disturbance that this would entail to the management of the Fund, would result in significant expenses for the Fund.

      An abrupt termination of the Investment Advisory Agreements would be expensive for the Fund and would substantially disrupt the vital investment advisory services it now receives from the Investment

Advisers. In addition, the advisory fees paid to the Investment Advisers are substantially lower than the fees incurred by other Latin American funds.

      Currently, for services rendered to the Fund, the Investment Advisers receive a monthly advisory fee at an annual rate equal to 0.92% (less than 1%) of the Fund's average monthly net assets. According to a Lipper Analytical Services, Inc. survey of 10 funds which invest in the Latin American region, based upon annual expense numbers from the most recent audited annual reports for such funds (the "Lipper Survey"), average advisory fees are 1.069% of average net assets for funds investing in the Latin American region. The Fund's 0.92% advisory fees are thus 13.94% below the average advisory fees for other funds investing in the Latin American region.

      The Fund's directors believe it is highly unlikely that they could identify and install a new investment adviser with a performance record and fee arrangement as favorable as that which exists with the Investment Advisers. In any case, the substantial expense and disruption to the Fund which would result from this action are completely unwarranted given the excellent performance record achieved by the Investment Advisers and the comparatively low cost to the Fund of their advisory services.

      Approval of Stockholder Proposal No. 2 would require the affirmative vote of a majority of the Fund's outstanding shares of common stock. As defined in the 1940 Act, a "majority of outstanding shares" means the lesser of 67% of the voting securities present at the Annual Meeting of Stockholders, if a quorum is present, or 50% of the outstanding securities. For this purpose, both abstentions and broker non-votes will have the effect of a vote against the stockholder proposal. If the Investment Advisory Agreements are terminated by the stockholders at the Annual Meeting of Stockholders, the Board of Directors will consider the Fund's options which may include, among other alternatives, liquidating the Fund, merging the Fund with another fund, or searching for replacement investment advisers.

      The directors unanimously agree that this proposal is not in the best interests of the stockholders of the Fund. The persons named in the enclosed proxy retain discretion to vote in their best judgment on this proposal for all proxies submitted to the Fund. It is the current intention of these persons to exercise that discretion and vote against Stockholder Proposal No. 2.

Statement in Opposition to Stockholder Proposal No. 3

      The Board of Directors strongly believes that the proposal to amend the Fund's Bylaws to provide that all compensation earned by the directors shall be held in escrow and not paid until the stockholders are able to realize net asset value for all their shares is not in the best interests of the stockholders.

      Your Board of Directors, and the boards of many closed-end funds, are increasingly faced with stockholder proposals and proxy contests from dissident stockholders, such as the Proponent's Proposals and proxy solicitation. Your Board takes seriously its duty to take action and make recommendations in the best interest of the Fund's stockholders, and to inform the stockholders as to the Board's position on issues faced by the Fund. The Board believes the Proponent's proposals are not in the best interest of stockholders. The reasonable fees paid by the Fund to the Board should not be contingent upon the success or failure of the Proponent's ill-advised proposals.

      Stockholder Proposal No. 3 is subject to the ratification or rejection of the stockholders of the Fund at the meeting. Stockholder Proposal No. 3 will require the affirmative vote of a majority of the votes cast at the meeting. For this purpose, abstentions and broker non-votes will be considered present for purposes of determining the existence of a quorum for the transaction of business but, not being cast, will have no effect on the outcome of this matter.

      The directors unanimously agree that this proposal is not in the best interests of the stockholders of the Fund. The persons named in the enclosed proxy retain discretion to vote in their best judgment on this proposal for all proxies submitted to the Fund. It is the current intention of these persons to exercise that discretion and vote against Stockholder Proposal No. 3.

Statement in Opposition to Stockholder Proposal No. 4

      The Board of Directors strongly believes that the proposal to amend the Fund's bylaws to include a provision limiting the Fund's proxy solicitation expenditures to ordinary expenditures necessary to achieve a quorum and to provide stockholders with information necessary to intelligently exercise their vote at a stockholders' meeting involving a proxy contest is not in the best interests of the stockholders.

      Your Board of Directors, and the boards of many closed-end funds, are increasingly faced with stockholder proposals and proxy contests from dissident stockholders, such as the Proponent's Proposals and proxy solicitation. Your Board of Directors does not engage in spurious, unreasonable or unnecessary solicitation expenditures, but does take seriously its duty to take action and make recommendations in the best interest of the Fund's stockholders, and to inform the stockholders as to the Board's position on issues faced by the Fund.

      Stockholder Proposal No. 4 is subject to the ratification or rejection of the stockholders of the Fund at the meeting. Stockholder Proposal No. 4 will require the affirmative vote of a majority of the votes cast at the meeting. For this purpose, abstentions and broker non-votes will be considered present for purposes of determining the existence of a quorum for the transaction of business but, not being cast, will have no effect on the outcome of this matter.

      The directors unanimously agree that this proposal is not in the best interests of the stockholders of the Fund. The persons named in the enclosed proxy retain discretion to vote in their best judgment on this proposal for all proxies submitted to the Fund. It is the current intention of these persons to exercise that discretion and vote against Stockholder Proposal No. 4.

Statement in Opposition to Mr. Goldstein's Nomination of Himself as a Director

      The Board of Directors believes the background and experience of each of the current directors is impressive and that each of them through the years has provided the Fund with a balanced view on the various issues that have faced the Fund. Biographical information for each of these individuals is set forth under Proposal No. 1 to this Proxy Statement.

      Dr. Luis Rubio, a director of the Fund since 1990, is being considered for re-election by the stockholders. Dr. Rubio's breadth of experience with respect to the Mexican and international markets has been an invaluable asset to the Fund. He has many years of experience in investment markets, international economics and the complex laws and regulations relating to closed-end funds.

      The Proponent proposes to elect himself a director. The Proponent's biographical information indicates that he has no experience with the Mexican market and very little experience in serving as a director of a registered investment company or a specialized international fund such as The Mexico Equity and Income Fund, Inc. Rather, he has been "an advocate for shareholder rights since 1996."

      Your Board of Directors strongly recommends that stockholders vote for Dr. Rubio for re-election as a director of the Fund.

The Investment Advisers

      Advantage serves as U.S. Co-Adviser to the Fund pursuant to a U.S. Co-Advisory Agreement dated November 3, 1997 (the "U.S. Co-Advisory Agreement"). Advantage is a wholly-owned subsidiary of CIBC World Markets Corp. ("CIBC"), which is indirectly owned by The Canadian Imperial Bank of Commerce. Advantage Advisers is an integral division of CIBC's Asset Management group which manages assets in excess of U.S.$8 billion.

      Advantage is a corporation organized under the laws of Delaware on May 31, 1990 and a registered investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act"). Advantage has served as U.S. Co-Adviser pursuant to the U.S. Co-Advisory Agreement since the Fund's inception. The principal business address of Advantage is CIBC World Markets Corp., 200 Liberty Street, World Financial Center, New York, New York, 10281.

      The names titles and principal occupations of the current directors and executive officers of Advantage are set forth in the following table.(10) The business address of each person listed below is CIBC World Markets Corp., 200 Liberty Street, World Financial Center, New York, New York, 10281.

        Name                      Title and Principal Occupation
        ----                      ------------------------------

Alan H. Rappaport......       President and a Director of Advantage and a
                              Managing Director and Director of CIBC

Bruce Renihan                 Chief Financial Officer and Director of Advantage

Richard Mayell                Managing Director and Director of Advantage

Gordon Martin                 Managing Director of Advantage

Bryan McKigney                Executive Director of Advantage

Elliot Ganz                   Assistant Corporate Secretary of Advantage

Pat Bourdon                   Corporate Secretary of Advantage

      The following table provides information regarding the directors and officers of the Fund who are also directors, officers or employees of Advantage.

                                    Position with
                                  The Mexico Equity
                                  and Income Fund,       Position with
              Name                      Inc.               Advantage
              ----                -----------------      -------------

Alan H. Rappaport.............    Chairman of the       President and
                                  Board                 Director

Richard Mayell                    Vice President        Managing Director and
                                                        Director

Bryan McKigney                    President and         Executive Director
                                  Secretary

      Acci serves as the Mexican adviser to the Fund pursuant to the investment advisory agreement dated October 14, 1991 (the "Mexican Advisory Agreement"). Acci was organized in 1990 as a company with limited liability under the laws of Mexico to carry on investment management activities, and is a registered investment adviser under the Advisers Act. Acci is a wholly owned subsidiary of Acciones y Valores de Mexico, S.A. de C.V. ("AVM").

----------

(10) Effective October 18, 1999, Robert Blum resigned as President and Secretary of the Fund and Bryan McKigney was elected President and Secretary of the Fund.

      AVM, organized in 1971, provides institutional and brokerage services as well as financial advice to investors and securities issuers, specializing in money market, brokerage and corporate finance operations, and provides investment advice to Mexican investment funds. AVM is one of the leading brokerage firms in Mexico and is a wholly owned subsidiary of Grupo Financiero Banamex Accival, S.A. de C.V.

      The names, titles and principal occupations of the current directors and executive officers of Acci are set forth in the following table. The business address of each person listed below is Paseo de la Reforma 398, Mexico City, D.F., Mexico 06600.

             Name             Title and Principal Occupation
             ----             ------------------------------

Alfredo Loera............     Deputy President of GFBA S.A. and Head of Asset
                              Management of AVM and Chairman of Acci

Maria Eugenia Pichardo...     Managing Director and Asset Management Director of
                              AVM and Director General and Secretary of Acci

Enrique Garay............     Deputy Managing Director of the Trading Equities
                              Division of AVM and Deputy Director of Acci

Vidal Lavin .............     Deputy Asset Management Director of AVM and Deputy
                              Director of Acci

The U.S. Co-Advisory Agreement and the Mexican Advisory Agreement

      The Board of Directors of the Fund, including a majority of the directors who are not "interested persons" (as defined in the 1940 Act), most recently approved the U.S. Co-Advisory Agreement and the Mexican Advisory Agreement (the "Investment Advisory Agreements") at the meeting of the Board of Directors of the Fund held on June 11, 1999. If Stockholder Proposal No. 2 is not approved, the Investment Advisory Agreements will remain in effect until the June 2000 meeting of the Board of Directors.

Investment Advisory Services

      Pursuant to the U.S. Co-Advisory Agreement, Advantage provides advice and consultation to the Mexican Adviser regarding the Fund's overall investment strategy and the Mexican Adviser's individual decisions to buy, sell or hold particular securities including issues regarding international economic information and macroeconomic issues relating to Mexico and North America. Advantage also furnishes to the Mexican Adviser investment advice regarding global and U.S. debt securities, particularly with respect to investments made during defensive periods, and regarding the Fund's assets held for distribution or payment of expenses or pending reinvestment in securities. In addition, when appropriate Advantage makes investment decisions jointly with the Mexican Adviser regarding any convertible debt security acquisitions made by the Fund and would participate in the process of negotiating and structuring any future acquisitions of convertible debt securities directly from Mexican companies.

      Advantage also provides investors with information with respect to the Mexican economy and securities market, the net asset value of the Fund's portfolio and the general composition of such portfolio, including by making available to investors a toll free telephone number ((800) 421-4277). Advantage also supervises and coordinates the work of the Fund's administrator with respect to regulatory filings and the overall administration of the Fund in the United States.

      Pursuant to the Mexican Advisory Agreement, Acci makes investment decisions for the Fund, prepares and makes available to the Fund research and statistical data in connection therewith and supervises the acquisition and disposition of securities by the Fund, including the selection of brokers or dealers to carry out such transactions on behalf of the Fund, subject to the direct participation by the U.S. Co-Adviser in any investment decisions with respect to investments by the Fund in convertible debt securities. All decisions to acquire convertible debt securities require the concurrence of both the Mexican Adviser and the U.S. Co-Adviser. In the case of securities transactions other than the acquisition of convertible debt securities, the Mexican Adviser receives advice from, and consults with, the U.S. Co-Adviser regarding the Fund's overall investment strategy and the Mexican Adviser's individual decisions to buy, sell or hold particular securities. Subject to this participation by the U.S. Co-Adviser and the oversight and supervision of the Fund's Board of Directors, the Mexican Adviser is responsible for the management of the Fund's portfolio in accordance with the Fund's investment objectives and policies and for making decisions to buy, sell or hold particular securities.

Limitation on Liability

      The Investment Advisory Agreements provide that the Investment Advisers are not liable for any act or omission, any error of judgment or of law, or for any loss suffered by the Fund in connection with matters to which the Investment Advisory Agreements relate, except by reason of willful misfeasance, bad faith or gross negligence on the part of the Investment Advisers in the performance of their obligations and duties or by reason of their reckless disregard of their obligations and duties under the Investment Advisory Agreements.

Expenses and Advisory Fees

      The Mexican Adviser and the U.S. Co-Adviser are each obligated to pay expenses associated with providing the services contemplated by the agreements to which they are parties, including compensation of and office space for their respective officers and employees connected with investment and economic research, trading and investment management and administration of the Fund, as well as the fees of all directors of the Fund who are affiliated with those companies or any of their affiliates. The Fund will bear travel expenses, or an appropriate fraction thereof, of directors and officers of the Fund who are directors, officers or employees of the Mexican Adviser or any of its affiliates or the U.S. Co-Adviser or any of its affiliates to the extent that such expenses relate to attendance at meetings of the Board of Directors of the Fund or any committees thereof. The Fund pays all other expenses incurred in the operation of the Fund including, among other things, expenses for legal and independent accountants' services, costs of printing proxies, stock certificates and stockholder reports, charges of the custodian, subcustodian and transfer and dividend paying agent, expenses in connection with the Dividend Reinvestment Plan, U.S. Securities and Exchange Commission fees, fees and expenses of unaffiliated directors, accounting and pricing costs, membership fees in trade associations, fidelity bond coverage for the Fund's officers and employees, directors' and officers' errors and omissions insurance coverage, interest, brokerage costs and stock exchange fees, taxes, stock exchange listing fees and expenses, expenses of qualifying the Fund's shares for sale in various states and foreign jurisdictions, litigation and other extraordinary or nonrecurring expenses, and other expenses properly payable by the Fund.

      For its services under the U.S. Co-Advisory Agreement, Advantage receives a monthly advisory fee, which is payable in U.S. Dollars, at an annual rate equal to 0.40% of the Fund's average monthly net assets. For the year ended July 31, 1999, the Fund incurred U.S. Co-Advisory fees amounting to U.S.$375,924.

      For its services as the Fund's administrator, CIBC receives a monthly fee at an annual rate of 0.20% of the value of the Fund's average monthly net assets. For the year ended July 31, 1999, these fees amounted to $187,962.

      For its services under the Mexican Advisory Agreement, Acci receives a monthly fee at an annual rate equal to 0.52% of the Fund's average monthly net assets. For the year ended July 31, 1999, the Fund incurred Mexican Advisory fees amounting to U.S.$488,702.

      For the fiscal year ended July 31, 1999, the Fund paid brokerage commissions of U.S.$569,994, and AVM earned 32.12% of such brokerage commissions in the amount of U.S.$183,092.

Duration and Termination

As indicated above, if Stockholder Proposal No. 2 is not approved by the stockholders, the Investment Advisory Agreements will remain in effect until the June 2000 meeting of the Board of Directors, and thereafter will continue in effect for successive annual periods provided such continuance is specifically approved at least annually by (i) a majority of the members of the Fund's Board of Directors who are not parties to such agreements, and who are not "interested persons" (as defined in the 1940 Act) of any such party, and (ii) a majority of the Fund's Board of Directors or the holders of a "majority of the outstanding voting securities" (as defined in the 1940 Act) of the Fund. The Investment Advisory Agreements may be terminated, without penalty, on 60 days' prior written notice, by the Fund's Board of Directors, and by a vote of the holders of a "majority of the outstanding voting securities" of the Fund, or by the Investment Advisers. In addition, the Investment Advisory Agreements will terminate automatically in the event of their "assignment" (as defined in the 1940 Act).

Miscellaneous

      Proxies will be solicited by mail and may be solicited in person or by telephone or facsimile by officers of the Fund or personnel of CIBC. The Fund has retained D.F. King & Co., Inc. to assist in the proxy solicitation. The cost of their services is estimated at U.S.$35,000, plus reimbursement of expenses. The expenses connected with the solicitation of these proxies and with any further proxies which may be solicited by the Fund's officers or agents in person, by telephone or by telegraph will be borne by the Fund. The Fund will reimburse banks, brokers, and other persons holding the Fund's shares registered in their names or in the names of their nominees for their expenses incurred in sending proxy material to and obtaining proxies from the beneficial owners of such shares. As of the date hereof, the total expenditures of the Fund for the solicitation of stockholders was apprpoximately U.S.$65,000. The total amount estimated to be spent in connection with the solicitation of stockholders is U.S.$115,000.

      Any of the persons named as attorneys in the enclosed proxy may propose one or more adjournments to permit further solicitations of proxies. Any such adjournment will require the affirmative vote of the holders of a majority of the shares present in person or by proxy at the session of the meeting to be adjourned. The persons named as attorneys in the enclosed proxy will vote in favor of such adjournment those proxies which they are entitled to a vote in favor of the proposal for which further solicitation of proxies is to be made. They will vote against any such adjournment those proxies required to be voted against such proposal. The costs of any such additional solicitation and of any adjourned session will be borne by the Fund.

Stockholder Proposals

      In order to submit a stockholder proposal to be considered for inclusion in the Fund's proxy statement for the Fund's 2000 Annual Meeting of Stockholders, stockholder proposals must be received by the Fund (addressed to The Mexico Equity and Income Fund, Inc., World Financial Center, 200 Liberty Street, New York, New York 10281) not later than July 6, 2000. Any stockholder who desires to bring a proposal at the Fund's 2000 Annual Meeting of Stockholders without including such proposal in the Fund's proxy statement, must deliver written notice thereof to the Secretary of the Fund (addressed to The Mexico Equity and Income Fund, Inc., World Financial Center, 200 Liberty Street, New York, New York 10281) not before September 4, 2000 and not later than October 3, 2000.

                                        By order of the Board of Directors,

                                        Bryan McKigney
                                        President and Secretary

World Financial Center
200 Liberty Street
New York, New York 10281
November 3, 1999

                     THE MEXICO EQUITY AND INCOME FUND, INC.
             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR
                ANNUAL MEETING OF STOCKHOLDERS - DECEMBER 3, 1999

The undersigned stockholder of The Mexico Equity & Income Fund, Inc. (the "Fund") hereby appoints Alan H. Rappaport, Laurence E. Cranch and Carmine E. Angone, and each of them, the proxies of the undersigned, with full power of substitution, to vote and act for and in the name and stead of the undersigned at the Annual Meeting of Stockholders of the Fund (the "Meeting"), to be held at the offices of CIBC World Markets Corp., 200 Liberty Street, 39th floor, New York, New York 10281, on Friday, December 3, 1999 at 11:00am New York time, and at any and all adjournments thereof according to the number of votes the undersigned would be entitled to cast if personally present.

PROPOSALS (Please check one box for each proposal.)

1. The election of Dr. Luis Rubio as a Class III Director to serve for a term expiring on the date on which the Annual Meeting of Stockholders is held in 2002.

     |_| FOR                           |_| WITHHOLD AUTHORITY
         the nominee listed below          to  vote for the nominee listed below

     NOMINEE CLASS III: Dr. Luis Rubio

2. The ratification of the selection of PricewaterhouseCoopers LLP as independent accountants of the Fund for its fiscal year ending July 31, 2000.

     |_| FOR                   |_| AGAINST                   |_| ABSTAIN

               THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS
                           VOTE FOR PROPOSALS 1 AND 2.

(Continued and to be signed on the other side)

The Shares represented by this proxy will be voted in accordance with instructions given by the stockholders, but if no instructions are given, this proxy will be voted in favor of Proposals 1 and 2. In addition, the Shares represented by this proxy will be voted on any other matter that may come before the Meeting in accordance with the discretion of the proxies appointed hereby. The undersigned hereby revokes any and all proxies with respect to such shares heretofor given by the undersigned. The undersigned acknowledges receipt of the Proxy Statement dated November 3, 1999.

Dated ______________, 1999


-----------------------------------
Signature


-----------------------------------
Signature if held jointly

If shares are held jointly, each Shareholder named should sign. If only one signs, his or her signature will be binding. If the Shareholder is a corporation, the President or a Vice President should sign in his or her own name, indicating title. If the Shareholder is a partnership, a partner should sign in his or her own name, indicating that he or she is a "Partner."

SIGN, DATE AND MAIL YOUR PROXY TODAY